UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2007
SUPERIOR OFFSHORE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33412 (Commission File Number)	72-1264943 (I.R.S. Employer Identification No.)
717 Texas Avenue, Suite 3150
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(713) 910-1875
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 18, 2007, Superior Offshore International, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with Ocean Flow International, L.L.C. (“Ocean Flow”) pursuant to which the Company agreed to acquire, through a wholly owned subsidiary, all of the outstanding membership interests of Ocean Flow (the “Merger”). Ocean Flow is a privately held deepwater subsea project engineering and management services firm based in Houston.
     The consideration for the Merger consists of 1,283,587 shares of common stock of the Company, which will be issued pursuant to an exemption from registration under Section 4(2) under the Securities Act of 1933, as amended.
     The Agreement contains customary representations, warranties and covenants. The Merger is scheduled to close by the end of November 2007 and is subject to customary conditions, including, among others, the following: (1) the accuracy of the representations and warranties of each party; (2) obtaining certain consents and approvals; and (3) the absence of any material adverse change in the business, condition, prospects, properties or results of operations of Ocean Flow. The Agreement contains customary termination rights.
     This report contains only a summary of certain provisions of the Agreement. The summary does not purport to be a complete summary of the Agreement and is qualified in its entirety by reference to the Agreement, which is filed as an exhibit hereto. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 16, 2007, the Compensation Committee of the Board of Directors of the Company, in connection with its review of the base salaries of certain executive officers, recommended to the Board of Directors that the annual base salary of James J. Mermis, the Company’s Chief Executive Officer and President, be increased to $750,000, and that the annual base salary of Roger D. Burks, the Company’s Executive Vice President and Chief Financial Officer, be increased to $600,000. The Board of Directors accepted the recommendation and approved the new annual base salaries for these executives on October 16, 2007. The new annual base salaries for these executives are effective as of October 1, 2007, and are expected to remain unchanged through the end of 2008.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is filed herewith:
2.1	Agreement and Plan of Merger, dated as of October 18, 2007, by and among Superior Offshore International, Inc., OFI Acquisition LLC, Ocean Flow International, L.L.C., and Karl Winter.*

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
Dated: October 22, 2007	By:	/s/ Roger D. Burks
Roger D. Burks
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of October 18, 2007, by and among Superior Offshore International, Inc., OFI Acquisition LLC, Ocean Flow International, L.L.C., and Karl Winter.*

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Securities and Exchange Commission.